EXHIBIT 1

Transactions in the Shares in the Past 60 days

Entity	Transaction Date	Shares	Cost	Per Share
Seidman[1]	6/6/2025	550		$35.67

             1 Shares of restricted stock granted pursuant to Issuer’s Stock Plan